                   OPTON HANDLER GOTTLIEB FEILER & KATZ, LLP
                                ATTORNEYS AT LAW
                              52 VANDERBILT AVENUE
                         NEW YORK, NEW YORK 10017-3808
                                 (212) 599-1744

                                              October 29, 1996

"SCHEDULE 14-A"
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

RE: ALPHA PRO TECH, LTD.
    COMMISSION FILE NO. 0-19893-

Dear Sirs/Madames:

    Enclosed for filing please find the definitive Proxy material of the above-referenced registrant used in connection with its Annual Meeting of Shareholders held on June 21, 1996.

                                          Very truly yours,
                                          Peter Landau

PL:mdy
Enclosures

                              ALPHA PRO TECH, LTD.
                               60 CENTURIAN DRIVE
                                   SUITE 112
                                MARKHAM, ONTARIO
                                    L3R 9R2
                           TELEPHONE: (905) 479-0654
                            NOTICE OF ANNUAL MEETING

    TAKE NOTICE that the 1996 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd., (the "Company") will be held at Little America--Hotel & Towers, 500 South Main Street, Salt Lake City, Utah 84101 on:

                             FRIDAY, JUNE 21, 1996

at the hour of 10:00 o'clock a.m. (local time) for the following purposes:

1.  To elect five directors.

2. To amend the Company's 1993 Incentive Stock Option Plan so as to increase the number of shares available under the Plan.

3.  To ratify the appointment of independent accountants.

4.  To transact such other business as may properly come before the Meeting.

    Accompanying this Notice is the Proxy Statement and Form of Proxy.

    Only Shareholders of record at the close of business on May 10, 1996 will be entitled to vote at the meeting and any adjournments thereof.

    DATED: Markham, Ontario, May 28, 1996.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  "Al Millar"
                                   President

                             YOUR VOTE IS IMPORTANT

    PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                              ALPHA PRO TECH, LTD.
                               60 CENTURIAN DRIVE
                                   SUITE 112
                                MARKHAM, ONTARIO
                                    L3R 9R2
                                PROXY STATEMENT
                             REVOCABILITY OF PROXY

    This Proxy Statement and accompanying proxy are first being sent to shareholders on or about May 30, 1996.

    The accompanying proxy is solicited by the Board of Directors. It may be revoked at any time before being voted by written notice given to the secretary of the meeting or by the delivery of a later dated proxy. Proxies properly executed, duly returned to the Company and not revoked, will be voted for the election of directors (except to the extent that authority therefor is withheld) and on the other Proposals described in this Proxy Statement in accordance with the instructions in the proxy. The Board of Directors is not aware at the date hereof of any other matter proposed to be presented at the meeting, and does not believe that any matter may be properly presented other than the election of directors and Proposals 2 and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the meeting does not of itself revoke the proxy.

                                     VOTING

    The only securities of the Company entitled to be voted are shares of Common Stock.

    A quorum consisting of a majority of all shares outstanding and entitled to vote at the meeting, present in person or by proxy, is required for the purpose of considering the matters to come before the meeting. A quorum being present, directors are elected by a plurality of shares present in person or represented by proxy and entitled to vote and the approval of the amendment to the 1993 Incentive Stock Option Plan and the ratification of the appointment of independent accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.

    Proxies marked as abstentions, or to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not have or choose to exercise his discretionary authority with respect thereto), will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote.

    The Company is authorized to issue 50,000,000 Common Shares, par value $.01 per share. There is one class of shares only. There are issued and outstanding 20,237,123 shares as of the close of business May 10, 1995, the record date for the meeting, each of which is entitled to one vote on each matter to be voted on at the meeting.

                        PERSONS MAKING THE SOLICITATION

    Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxies. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

                                 ANNUAL REPORT

    The Annual Report for the year ended December 31, 1995 containing financial and other information about the Company and its subsidiaries is enclosed.

PROPOSAL 1.

                             ELECTION OF DIRECTORS

    Each director of the Company is elected annually and holds office until the next Annual Meeting of Shareholders and until his successor is duly elected. In the absence of instructions to the contrary the shares represented by proxy will be voted FOR the nominees listed below. All the nominees, are currently directors, and all have consented to be named and to serve if elected.

    MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES LISTED BELOW, IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES NAMED BELOW.

    A PLURALITY OF THE VOTES CAST AT THE MEETING IS REQUIRED TO ELECT EACH DIRECTOR.

    CERTAIN INFORMATION REGARDING EACH NOMINEE FOR DIRECTOR IS GIVEN BELOW.

NAME                                   AGE       DIRECTOR SINCE        POSITION WITH THE COMPANY
---------------------------------      ---      -----------------  ---------------------------------

Sheldon Hoffman..................          58   July 11, 1989      CEO & Director, of the Company
                                                                   and Alpha Pro Tech, Inc.

Al Millar........................          54   July 11, 1989      President & Director of the
                                                                   Company and Alpha Pro Tech, Inc.

Robert Isaly.....................          67   November 15, 1989  Director

John Ritota......................          45   December 18, 1991  Director

Donald E. Bennett, Jr. ..........          55   June 23, 1995      Director and President of the
                                                                   Company's Apparel Division

SHELDON HOFFMAN is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989. Mr. Hoffman founded and was president of Absco Aerosols Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries Inc. ("CCL"), a manufacturer of aerosol and liquid products and containers. Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems Ltd., a water filter manufacturer, as president and chief executive officer. Mr. Hoffman devotes full time to the Company's operations.

ALEXANDER W. MILLAR has been a director of the Company since July 11, 1989 and president since August 1, 1989. Mr. Millar has spent over 20 years as a professional in sales and marketing including international marketing. Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL. He then joined CCL as manager of business development for North America. In March, 1988, he formed Milmed International Distributors Limited to distribute the Company's products internationally. In

1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations. Mr. Millar devotes full time to the Company's operations.

ROBERT ISALY has been a director of the Company since November 20, 1989. He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992 and is currently an independent businessman.

JOHN RITOTA has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Del Ray Beach, Florida.

DONALD E. BENNETT, JR. joined the Company on March 24, 1994 as President of its newly formed Apparel Division which was established to acquire the assets of Disposable Medical Products, Inc. ("DMPI"), a manufacturer of medical apparel items including bouffant caps, shoe covers, gowns, coveralls and lab coats. Mr. Bennett owned and operated DMPI for approximately twenty years prior to the Company's acquisition of its assets. (See "Certain Relationships and Related Transactions").

EXECUTIVE OFFICERS

    Three of the executive officers of the Company, Sheldon Hoffman, Al Millar and Donald E. Bennett, Jr. are also directors and nominees, and are identified above. Information follows on the other current executive officer of the Company.

    Lloyd Hoffman (35) has been employed by the Company starting November 15, 1991 in the capacity of accountant and since early 1995 in the capacity of Vice President and Controller. From 1987 to 1991, Mr. Hoffman was a shareholder and was in charge of finance and administration at Software Concept Inc., a developer of software for association and magazine publishers.

    There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

SETTLEMENT WITH BRITISH COLUMBIA SECURITIES COMMISSION

    On November 10, 1995, Sheldon Hoffman a Director and CEO of the Company and Alexander Millar, a Director and President of the Company settled all outstanding matters pending before the British Columbia Securities Commission (the "BCSC"), which were commenced in March 1992 by the British Columbia Superintendent of Brokers ("Superintendent"). The settlement provides that as to each of Messrs. Hoffman and Millar: a Cease Trade Order as to sales by them of the Company's securities in British Columbia shall remain in effect for 2 years; each shall be prohibited from becoming or acting as a director or officer of any British Columbia reporting issuer, other than the Company, until such time as they have successfully completed a course of study satisfactory to the Superintendent concerning the duties of directors and officers of reporting issuers; full payment to the BCSC shall have been made of $29,000 as to Hoffman and $14,500 as to Millar; and the Superintendent consents to their acting in the capacity of a director or officer of a British Columbia reporting issuer. All matters pending as to Robert Isaly, a Director of the Company, were dropped.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as of May 10, 1996 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Company's Stock.

                                                              NUMBER OF SHARES
DIRECTORS, EXECUTIVE OFFICERS                                   BENEFICIALLY
  AND 5% SHAREHOLDERS                                               OWNED        PERCENT OF CLASS
------------------------------------------------------------  -----------------  -----------------
Cede & Co...................................................       10,348,384*            46.8%
  Box 20 Bowling Green Sta.
  New York, NY
  U.S.A. 10004
Al Millar, President & Director.............................       1,341,611(1)(8)           6.1%
  423 Herridge Circle
  Newmarket, Ontario
  L3Y 7H7
  Canada
Sheldon Hoffman, CEO and Director...........................       1,049,297(2)(8)           4.7%
Robert H. Isaly, Director...................................         615,613(3)            2.8%
John Ritota, Director.......................................         140,194(4)            0.6%
Lloyd Hoffman, VP & Controller..............................         273,000(5)            1.2%
Donald E. Bennett, Jr., Pres.,
  Apparel Division of Company...............................         163,334(6)             .7%
James C. Rothstein **.......................................         450,000(7)            2.0%
All Directors and Officers
  as a Group (7 persons)....................................         4,033,049            18.2%

------------------------

 * This company is nominee for beneficial owners of these shares whose identity is unknown to the Company.

**  Not standing for re-election as a director.

(1) Includes 300,000 options currently exercisable at $0.75 per share, expiring October 27, 1998; 200,000 currently exercisable options at $1.34 per share, expiring December 21, 2000; 46,840 currently exercisable Warrants at $1.03 per share expiring January 31, 1997; and includes 44,198 shares and currently exercisable options to purchase 35,000 shares at $0.75 per share owned beneficially by Mr. Millar's wife as to which Mr. Millar denies beneficial ownership.+

(2) Includes 300,000 currently exercisable options at $0.75 per share, expiring October 27, 1998; 200,000 options currently exercisable at $1.34 per share, expiring December 21, 2000; Warrants to purchase 48,544 shares at $1.03 per share expiring January 31, 1997; and includes 42,821 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Does not include 420,051 shares held by Hoffman Family Trust, as to which Mr. Hoffman denies beneficial ownership. The beneficiaries of the Hoffman Family Trust are Mr. Hoffman's wife and their two children. Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.+

(3) Includes 141,523 shares owned beneficially by Mr. Isaly's wife, as to which Mr. Isaly denies beneficial ownership; 108,000 currently exercisable options at $0.75 per share, expiring October 27, 1998; and 50,000 options currently exercisable at $1.34 per share expiring December 21, 2000.+

(4) Includes currently exercisable options to purchase 50,000 shares at $0.75 per share, expiring October 27, 1998; 50,000 currently exercisable options at $1.34 per share expiring December 21, 2000; and includes 2,000 shares held by Mr. Ritota's wife as to which Mr. Ritota denies beneficial ownership.+

(5) Includes 135,000 options currently exercisable at $0.75 per share, expiring October 27, 1998, 25,000 options currently exercisable at $1.34 per share expiring December 21, 2000; and 5,000 shares beneficially owned by Mr. Hoffman's wife, as to which Mr. Hoffman denies (beneficial) ownership. Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein. See "Certain Relationships and Related Transactions".+

(6) Includes 100,000 options currently exercisable at $1.00 per share, 50,000 of which expire on April 29, 1999 and 50,000 of which expire on December 31, 1999; 25,000 currently exercisable options at $2.03 per share, expiring June 22, 2000; 25,000 options currently exercisable at $1.34 per share, expiring December 21, 2000; and 6667 Warrants currently exercisable at $.75 per share, expiring March 1, 1999.+

(7) Includes 200,000 Warrants currently exercisable at $0.75 per share expiring March 1, 1997; 25,000 options currently exercisable at $2.03 per share, expiring June 22, 2000; and 25,000 options currently exercisable at $1.34 pr share expiring December 21, 2000. See "Certain Relationships and Related Transactions".+

(8) Pursuant to an escrow agreement made in June 1989 between the National Trust Company, the Company and certain shareholders of Alpha Pro Tech, Ltd. (the "Escrow Agreement"), 3,150,000 of the Company's shares are held in escrow by the National Trust Company, Vancouver, B.C., and are subject to certain performance criteria before they are released. The Escrow Agreement provides that the shares will be released to the shareholders, pro rata, on the basis of one share for each $0.30 of Net Cumulative Cash Flow (as defined in the Escrow Agreement) in any fiscal period commencing June 1, 1989. The Escrow Agreement was a condition of an agreement relating to the purchase of certain assets by the Company to commence the manufacturing and marketing of its products, and a requirement of the Vancouver Stock Exchange. The shareholders pursuant to the Escrow Agreement included the following persons named in the foregoing table in the following amounts: Al Millar as to 675,00 shares; Sheldon Hoffman as to 337,500 shares; Hoffman Family Trust as to 337,500 shares; Irving Bronfman as to 675,000 shares and Robert Isaly, on behalf of various persons, as to 450,000 shares. The balance of 675,000 shares were owned by John Russell and are deemed to be cancelled. See "Certain Transactions and Related Matters".

+ A currently exercisable option or warrant is one which is exercisable within 60 days from the date hereof.

    Percentages are based on 20,237,123 Common Shares of the Company outstanding on May 10, 1996 plus currently exercisable options and warrants for 1,920,051 shares held by directors and officers, for an aggregate total of 22,157,174 shares.

    Messrs. Sheldon Hoffman, Al Millar and Lloyd Hoffman are residents of Canada and Messrs. Ritota, Isaly, Bennett and Rothstein reside in the United States.

DIRECTOR'S MEETINGS

    The Board of Directors of the Company met 4 times during the year ended December 31, 1995. In 1995 the Company had no standing nominating or compensation committees, these matters being handled by the entire Board of Directors. In 1993, the Board of Directors of the Company formed an Administrative Committee for the 1993 Stock Option Plan For Directors consisting of Messrs. Al Millar and Sheldon Hoffman which recommends granting of non-qualified stock options to non-employee directors. The Board of Directors also has an Audit Committee which reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent auditors and reviews the Company's internal controls. The Company's Audit Committee sits for a term of one year and a new audit committee is formed each year following the annual meeting. In 1995 the Audit

Committee was composed of Messrs. Hoffman, Isaly and Rothstein. Mr. Rothstein is not a candidate for re-election to the Board. One meeting of the Audit committee was held in 1995.

    In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

COMPENSATION OF DIRECTORS

    Directors who are not officers or employees of the Company ("Outside Directors") are reimbursed for their direct expenses incurred in attending a meeting.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

    In 1995 the Company's executive compensation program was administered by the Board of Directors. The entire Board makes recommendations on two of the three key components of the Company's executive compensation program, base salary and contractual incentive awards, and the Outside directors recommend and award the long-term incentives.

    The Company's executive compensation program is structured to help the Company achieve its business objectives by:

    - providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives.

    - linking executives' total compensation to company and individual job performance.

    - providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value.

    The Company's executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. The Company's total compensation levels fall in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable.

BASE SALARIES

    The Company's salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.

CONTRACTUAL INCENTIVE AWARDS

    Pursuant to the executive compensation program, the Company has contracted to provide two of its executive employees with profit participation incentive compensation. Messrs. Millar and Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.

STOCK OPTIONS

    The Company periodically grants incentive and non-qualified stock options to purchase the Company's Common Stock in order to provide certain Compensation to key employees of the Company and its subsidiaries with a competitive total compensation package and to reward them for their contribution to the Company's short and long-term stock performance. These stock options are designed to align the employees' interest with those of the shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The term of the options and the dates after which they become exercisable are established by the Board, with respect to incentive stock options, within the parameters of the 1993 Incentive Stock Option Plan and by the Administrative Committee with respect to the 1993 Stock Option Plan For Directors. The Company does not grant stock appreciation rights.

1995 COMPENSATION

    The CEO, President and President of the Company's Disposable Apparel Division are compensated on a salary and pay-for-performance approach. Taken into consideration are overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company's business as established in its five year plan. Messrs. Hoffman and Millar's salaries were increased in 1995 from its previous level of $100,000 to $115,000. No contractual incentive awards were paid for 1995.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

    DEDUCTIBILITY OF COMPENSATION. Effective January 1, 1994, the Internal Revenue Service under Section 162(m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162(m) limitations with respect to an executive will be exceeded and whether the Company's tax deductions for compensation paid in excess of the $1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1993 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable such options under the rules governing the Section 162(m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162(m) limitation in the foreseeable future (and no officer of the Company received compensation in 1994 which resulted under Section 162(m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162(m) limitation.

                                          Respectfully submitted,
                                          Sheldon Hoffman, Chief Executive
                                          Officer
                                          Al Millar, President
                                          Donald E. Bennet, Jr.
                                          Robert H. Isaly
                                          John Ritota
                                          James C. Rothstein

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Membership of the Compensation Committee is set forth under "Report of the Compensation Committee". Except with respect to their compensation arrangements, Mr. Hoffman, CEO and Mr. Millar, President, participated in executive compensation deliberations and recommendations of the Board of Directors.

SUMMARY COMPENSATION TABLE

    The following table sets forth the aggregate cash and cash equivalent forms of compensation paid by the Company during the last three fiscal years for services in all capacities to those persons who were as of December 31, 1995, the Chief Executive Officer and each of the most highly compensated executive officers (a total of three persons), to the extent each earned more than $100,000 in salary and bonus ("Named Officers").

                                   ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                --------------------------   --------------------------------------
                                                   AWARDS
                                                  --------
                                                              OTHER      SHARES
                                                             ANNUAL    UNDERLYING
NAME AND                                                     COMPEN-    OPTIONS        ALL OTHER
PRINCIPAL POSITION              YEAR  SALARY($)   BONUS($)   SATION($)    (#)       COMPENSATION($)
------------------------------  ----  ---------   --------   -------   ----------   ---------------
Shelly Hoffman, CEO...........  1995    115,000      --        --       200,000          4,500
                                1994    100,000      --        --            --          4,500
                                1993    100,000      --        --       300,000          4,500
Al Millar, Pres...............  1995    115,000      --        --       200,000          7,500
                                1994    100,000      --        --            --          7,500
                                1993    100,000      --        --       300,000          7,500

    The following table contains information concerning the stock option grants under the 1993 Incentive Stock Option Plan which were made for the fiscal year ended December 31, 1994 to the Named Officers.

                       OPTION GRANTS FOR FISCAL YEAR 1995

                                                                                                          POTENTIAL REALIZABLE
                                                                  INDIVIDUAL GRANTS                             VALUE AT
                                                             ----------------------------                 ASSUMED ANNUAL RATES
                                                                 PERCENT                                           OF
                                                                OF TOTAL                                      STOCK PRICE
                                                                 OPTIONS                                    APPRECIATION FOR
                                                   OPTIONS       GRANTED       EXERCISE                     OPTION TERM (2)
                                                   GRANTED    TO EMPLOYEES       PRICE      EXPIRATION   ----------------------
                                                     (#)     IN FISCAL YEAR     ($/SH)         DATE          5%         10%
                                                  ---------  ---------------  -----------  ------------  ----------  ----------
Sheldon Hoffman.................................    200,000          31.4%     $    1.34     12/21/2000  $  342,043  $  431,617
Al Millar.......................................    200,000          31.4%     $    1.34     12/21/2000     342,043     431,617
Lloyd Hoffman...................................     25,000           3.4%     $    1.34     12/21/2000      42,755      53,952
Donald E. Bennett, Jr...........................     50,000                    $    1.00     04/29/1999
                                                     25,000                    $    2.03     06/22/2000
                                                     25,000          15.8%     $    1.34     12/21/2000     171,341     216,211

------------------------

(1) Each option was granted under the 1993 Incentive Stock Option Plan. Each option is immediately exercisable for all the option shares.

(2) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the five-year option term will be the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

EMPLOYMENT ARRANGEMENTS

    Messrs. Hoffman and Millar receive annual car allowances of U.S. $4,500 and U.S.$7,500, respectively.

    Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each). No bonus was earned with respect to the fiscal year ended December 31, 1994.

    Donald E. Bennett, Jr., entered into a three year employment agreement with the Company in March 1994 as President of the newly formed Apparel Division providing for an annual salary of $65,000, a $700 per month automobile allowance and 15% of the Division's net profit before taxes. During 1995 the agreement was amended to eliminate the 15% of net profits provision and to increase his annual salary to $100,000.

STOCK OPTION PLANS

    INCENTIVE STOCK OPTION PLAN

    The Company has an Incentive Stock Option Plan (the "Plan") for Officers and other Key Employees with 1,600,000 shares reserved for grant thereunder. The Plan, which was adopted by the Board of Directors in October, 1993 was approved by Shareholders at the Annual Meeting in June 1994. The Plan, is administered by the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's Common Stock. The options are not transferrable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years. Between October 28, 1993 and March 31, 1996, five-year, options covering an aggregate of 1,774,000 shares were granted to 31 employees at an average exercise price of $0.95 per share.

    Included in those employees to whom options were granted are the following executive officers:

NAME                                                                 NUMBER OF OPTIONS GRANTED
-------------------------------------------------------------------  -------------------------
Al Millar, President...............................................            500,000
Sheldon Hoffman, CEO...............................................            500,000
Donald Bennett, President Apparel Division.........................            150,000

    In addition, Donna Millar, an employee of the Company and the wife of Al Millar, President, was granted an option to purchase 35,000 shares and Lloyd Hoffman, an officer of the company and the son of Sheldon Hoffman, was granted an option to purchase 235,000 shares. Shareholders are being asked to vote for an increase in the number of shares available under the Plan. See "Proposal 2.".

    DIRECTORS STOCK OPTION PLAN

    The Board of Directors of the Company in October 1993 approved the 1993 Directors Stock Option Plan (the "Directors Plan") covering an aggregate of 600,000 shares of Common Stock. The Board of Directors or a Committee thereof administers the Directors Plan. Directors of the Company who are not employees of the Company are eligible to participate in the Plan. Each option granted will have an exercise price equal to fair market value on the date of grant. As of December 31, 1995 options covering an aggregate of 400,000 shares have been granted to 5 directors and two former directors at an average exercise price of $1.02 per share as follows:

NAME                                           OPTION DATE  EXPIRATION DATE  NUMBER OF SHARES
---------------------------------------------  -----------  ---------------  -----------------
Robert Isaly.................................    12/21/95       12/21/2000           50,000
Robert Isaly.................................    10/28/93         10/27/98          108,000
John Ritota..................................    12/21/95       12/21/2000           50,000
John Ritota..................................    10/28/93         10/27/98           50,000
Irving Bronfman**............................    10/28/93         10/27/98           25,000
Hans Rieder*.................................    10/28/93         10/27/98           42,000
Robert Gayton**..............................    10/28/93         10/27/98           25,000
Jim Rothstein................................    06/23/95       06/22/2000           25,000
Jim Rothstein................................    12/22/95       12/21/2000           25,000

    The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman and Millar described above.

------------------------

*   Retired as a director on June 24, 1994.

**  Retired as a director on June 23, 1995.

------------------------

THE ABOVE GRAPH COMPARES THE FIVE-YEAR CUMULATIVE RETURN OF THE COMPANY WITH THE COMPARABLE RETURN OF TWO INDICES. THE INDUSTRY INDEX REPRESENTS THE INDUSTRY OR LINE-OF-BUSINESS OF THE COMPANY. THE GRAPH ASSUMES $100 INVESTED ON JANUARY 1, 1991. THE COMPARISON ASSUMES THAT ALL DIVIDENDS ARE REINVESTED.

THE INDUSTRY INDEX REPRESENTS THE ORTHOPEDIC, PROSTHETIC AND SURGICAL APPLIANCES DIVISION, COMPRISED OF 50 CORPORATIONS, COMPILED FROM THE SIC CODE WITHIN WHICH THE COMPANY IS LISTED.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS

    No director or executive officer of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, in any transaction since the commencement of the Company's last fiscal year in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries, except as follows: James C. Rothstein, a nominee for election as a director purchased 200,000 Units consisting of 200,000 shares of the Company's Common Stock together with 2-year Warrants to purchase an additional 200,000 shares of Common Stock at $.75 per share in March 1995 at a purchase price of $.75 per Unit for an aggregate of $150,000, pursuant to a private placement.

    Donald E. Bennett, Jr., President of the Company's Apparel Division formed in 1994 and a director of the Company was an owner and officer of Disposable Medical Products, Inc. ("DMP"). Mr. Bennett was also a purchaser of 6667 Units in March 1995 pursuant to the private placement referred to above, on the same terms and conditions for an aggregate of $5000.

    On March 25, 1994, the Company, through its wholly owned subsidiary Alpha Pro Tech, Inc., acquired the assets of DMP and 96.8% of the shares of DMP's wholly owned subsidiary DPI De Mexico for $336,000 including $32,000 of direct acquisition costs. As part of the transaction the Company paid $319,000 to DMP. Mr. Bennett was an officer and one of the previous owners of DMP and as noted above is now an employee of the Company. Prior to the acquisition, DMP had been operating as a debtor in possession under Chapter 11 of the Bankruptcy Code. Under the purchase agreement, the Company operated DMP under a post petition financing agreement through March 1995. In March 1995, the acquisition was finalized and all related payments were made. Under the terms of the agreement, the Company was entitled to the risks and rewards of operating DMP in exchange for providing DMP with sufficient working capital for continuing operations. DMP's operations have been consolidated into those of the Company's since April 1, 1994.

    The Company was one of several defendants in a lawsuit commenced by John Russell ("Russell"), in the Circuit Court of Jefferson County, Alabama on May 25, 1990 against BFD Inc., BFD Industries Inc., Alexander Millar, Sheldon Hoffman, Irving Bronfman, 779177 Ontario Inc., and Milmed International Distributors Ltd., alleging breach of contract, fraud, conversion, and conspiracy against the defendants, jointly. Compensatory and punitive damage originally claimed in the aggregate amount of $25,000,000.00 were increased to $40,000,000 in 1993. Messrs. Millar, Hoffman are directors and officers of the Company and Mr. Bronfman was a director and officer of the Company. Russell, the Company and the other co-defendants settled and compromised all claims involved in the litigation pursuant to a Settlement Agreement dated August 19, 1994, the terms of which provided for the payment by the Company of $250,000 to Mr. Russell and the cancellation of 675,000 of the Company's Common Shares owned by Mr. Russell.

    As of January 31, 1996 Messrs. Millar and Sheldon Hoffman loaned $48,245 and $50,000 respectively to the Company. The terms of the loan provided for a Note to each of Messrs. Millar and Hoffman, payable on demand, bearing interest at 15% per annum and to be secured by and repaid from the proceeds of an anticipated income tax refund of approximately $168,000. In addition Messrs. Millar and Hoffman were issued Warrants to purchase 46,840 and 48,544 shares respectively of the Company's Common Stock at $1.03 per share, the fair market value of the Common Stock on the date of issuance of the Warrant. The Warrants expire on January 31, 1997. Interest on the loans have accrued but have not been paid.

PROPOSAL 2.

                 AMENDMENT TO 1993 INCENTIVE STOCK OPTION PLAN

    On October 27, 1993, the Board of Directors of the Company adopted the Alpha Pro Tech, Ltd. 1993 Incentive Stock Option Plan (the "Plan") which was approved by the Shareholders at the 1994 Annual Meeting. The Plan is designed to qualify as an "incentive stock option plan" under Section 422A of the Internal Revenue Code. Under the Plan, the Company's Board of Directors or the Company's Stock Option Committee is authorized to grant option to purchase up to 1,600,000 shares of Common Stock to key employees of the Company and its subsidiaries, including officers. See "Executive Compensation - Stock Option Plans" for a description of the Plan.

    The Plan is intended to induce new executives to become associated with the Company, and to provide a closer identity of interest between present key employees and the Company by encouraging their ownership of Common Stock of the Company. Consistent with this intention the Board of Directors believed it would be in the best interest of the Company and its shareholders to increase the number of shares available under the Plan from the previous amount of 1,600,000 and voted to increase the number of shares to 2,100,000 subject to shareholder approval.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE FOLLOWING RESOLUTION, APPROVAL OF WHICH REQUIRES AN AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY.

        "RESOLVED", that the first sentence of paragraph 8 of the 1993 Incentive Stock Option Plan adopted by the Board of Directors in 1993 and approved by a majority of the shareholders in June 1994 be amended to read as follows:

        8.  Stock Subject to the Plan; Effect of Recapitalization, Merger, Etc.

        (a) Shares which may be subject to Options Granted. Subject to adjustments made pursuant to subsection (b) of this Section 8, the total number of shares which may be granted under the Plan (which shares may be authorized but unissued shares or treasury shares) is 2,100,000 shares of common stock without par value.

PROPOSAL 3.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Management proposes the appointment of Price Waterhouse, LLP as independent accountants to examine the financial statements of the Company for the fiscal year 1996. The Board of Directors has directed that such appointment be submitted for ratification by the Shareholders at the Meeting.

    Price Waterhouse has served as the independent accountants for the Company since 1992. A representative of Price Waterhouse, LLP is expected to be present at the Meeting and will have the opportunity to make statements if he desires to do so and will be available to respond to appropriate questions.

    The affirmative vote of a majority of the Common Shares present, in person or by proxy, is required for ratification of the appointment of Price Waterhouse, LLP as the independent accountants.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE. RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Company, or written representation that no other reports were required, the Company believes that during 1995 all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                                 ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION: SHELDON HOFFMAN, CEO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                FUTURE PROPOSALS

    If any member wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 1996 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the company's principal executive office by January 30, 1997.

                                 OTHER MATTERS

    Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  "AL MILLAR"
                                    President

                              ALPHA PRO TECH, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert Isaly, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Little America--Hotel & Towers, 500 South Main Street, Salt Lake City, Utah 84101 on June 21, 1996 at 10:00 A.M. local time and at any adjournment thereof, hereby revoking any prior Proxy or Proxies. This Proxy when properly executed will be voted as directed herein by the undesigned. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY AND FOR PROPOSALS 2 AND 3.

             (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

/X/        Please mark your votes as in this example.

1.         To elect as directors all the persons named below:

                                 AL MILLAR, ROBERT ISALY, SHELDON HOFFMAN, JOHN RITOTA, DONALD E. BENNETT, JR.

                                                 For: / /                   Withhold Vote: / /
           For, except vote withheld from the following nominee(s)

2.         Proposal to amend 1993 Stock Option Plan.

                                           For: / /            Against: / /            Abstain: / /

3.         To appoint Price Waterhouse, LLP, as Independent Accountants of the Company.

                                           For: / /            Against: / /            Abstain: / /
4.         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
           Date sign and return the Proxy Card promptly using the enclosed envelope.

                                                (Signatures should conform
                                                exactly to name on the this
                                                proxy. Where shares are held by
                                                joint tenants, both should sign.
                                                Executors, administrators,
                                                guardians, trustees, attorneys
                                                and officers signing for
                                                corporations should give full
                                                title).

                                                Dated

                                              -------------------------------- ,
                                                1996

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                October 28, 1996

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                        ALPha ProTech, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------